UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2009

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2009, the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") amended the Company’s Bylaws to provide a more detailed process for business brought before meetings of stockholders, including procedures and disclosures for stockholders submitting proposals or nominating directors. These procedures include a specified time period for stockholders to propose business or to make nominations at annual meetings (generally, between 90 and 120 days before the one-year anniversary of the Company’s prior year’s annual meeting date). Other technical changes to other bylaw provisions were adopted to be consistent with prevalent practices at other companies.

The description set forth above regarding the Company’s revised Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

November 3, 2009	By:	John B. Henneman, III

Name: John B. Henneman, III
Title: Executive Vice President, Finance and Administration, and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restates Bylaws of Integra LifeSciences Holdings Corporation, effective as of November 3, 2009